Exhibit 99.1

Rex Energy Announces Results of Four-Well Baird Pad in Moraine East Area

•	The two Marcellus wells produced at an average 24-hour sales rate per well of 12.1 MMcfe/d with 57% liquids production

•	Baird 4H (Marcellus) produced 213 bbls per day of condensate, the highest rate to date in the Butler Operated Area

•	Average 24-hour sales rate per well of 10.1 MMcfe/d; 56% liquids

STATE COLLEGE, Pa., June 13, 2017 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) today announced that it has placed into sales the four-well Baird pad in the Moraine East Area. The Baird wells were drilled to an average lateral length of approximately 7,140 feet and completed in an average of 39 stages and 2,727 pounds of sand. The wells produced at an average 24-hour sales rate per well, assuming full ethane recovery, of 10.1 MMcfe/d consisting of 4.4 MMcf/d of natural gas, 823 bbls/d of NGLs and 124 bbls/d of condensate.

Four-Well Baird Pad – 24 Hour Sales Rates

Well	Formation	Natural Gas (Mcf/d)	NGLs (Bbls/d)	Condensate (Bbls/d)	Total (Mcfe/d)
Baird 1H	Marcellus	5,072	938	108	11,348
Baird 4H		5,393	1,032	213	12,860
Average		5,232	985	160	12,104

Baird 2H	Upper Devonian	3,806	710	105	8,695
Baird 3H		3,316	613	72	7,427
Average		3,561	661	89	8,061

Average 24-Hour Sales Rate for Baird Pad		4,396	823	124	10,082

“We are extremely pleased with the results from the Baird pad, and in particular, with the two Marcellus wells that averaged over 12.0 MMcfe/d. In addition, the Baird 4H produced the highest condensate rates we’ve seen to date in the entire Butler Operated Area. The strong performance of the Baird wells, which are located in the northernmost part of Moraine East, demonstrates the future potential for the northern portion of the field,” said Tom Stabley, Rex Energy’s President and Chief Executive Officer. He continued, “The placement of the Baird pad into sales marks another success in the execution of our two-year plan. We remain on schedule to place the six-well Shields, four-well Mackrell and four-well Wilson pad into sales in the latter half of this year, which will be the catalyst for increased production growth in the second half of 2017.”

Note: the company has provided an update to the June 2017 corporate presentation on slides 4 through 9. The June 2017 corporate presentation can be found on the company’s website at www.rexenergy.com in the Investor Relations section.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included in this release that address activities, events, developments, forecasts, or guidance that Rex Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements rely on assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Rex Energy’s ability to control or predict, that could cause results to differ materially from management’s current expectations. These risks and uncertainties include, but are not limited to, economic and market conditions, operational considerations, the timing and success of our exploration and development efforts, and other uncertainties. Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016, and we strongly encourage you to review those documents to understand these risks. You should not place undue reliance on forward-looking statements because they reflect management’s views only as of the date of this release. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

About Rex Energy Corporation

Headquartered in State College, Pennsylvania, Rex Energy is an independent oil and gas exploration and production company with its core operations in the Appalachian Basin. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

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For more information contact:

Investor Relations

(814) 278-7130

InvestorRelations@rexenergycorp.com

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